EXHIBIT E

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of September 22, 2023 (this “Supplemental Indenture”), is made and entered into by Zuora, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Base Indenture referred to below.

RECITALS

WHEREAS, Article 9, Section 9.01(g) of the Indenture, dated as of March 24, 2022, by and between the Company and the Trustee (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), pursuant to which the Company issued its 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029, permits the Company amend or supplement the Base Indenture or the Securities without notice to or consent of any Holder provided that such amendment or supplement does not result in any change that adversely affects the rights of any Holders;

WHEREAS, the changes contemplated by the Supplemental Indenture do not adversely affect the rights of any Holder;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company has requested and hereby directs that the Trustee join with the Company in the execution of this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid and binding agreement of the Company.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Securities:

Section 1. Amendments

(a) The following term in Section 1.01 of the Base Indenture is amended and restated as follows:

“SL Securities” means (a) any Restricted Global Securities identified by CUSIP number 98983V AB2 and ISIN number US98983VAB27 pursuant to Section 2.13, (b) any Unrestricted Global Securities identified by CUSIP number 98983V AC0 and ISIN number US98983VAC00 pursuant to Section 2.13, (c) any Restricted Global Securities identified by CUSIP number 98983V AF3 and ISIN number US98983VAF31, (d) any Unrestricted Global Securities identified by CUSIP number 98983V AE6 and ISIN number US98983VAE65, (e) any

Physical Securities held in the name of any member of the Silver Lake Group (as defined in the Investment Agreement) and (f) any temporary Securities issued in exchange for or in lieu of the Securities referred to in clauses (a), (b), (c), (d) or (e) in which one or more members of the Silver Lake Group has a beneficial interest.”

(b) Section 2.13 of the Base Indenture is amended and restated as follows:

“CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

On the Issue Date, the Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the SL Securities that are Restricted Global Securities shall be 98983V AB2 and US98983VAB27, respectively; the CUSIP and ISIN numbers for the SL Securities that are Unrestricted Global Securities shall be 98983V AC0 and US98983VAC00, respectively; the CUSIP and ISIN numbers for Restricted Global Securities other than SL Securities shall be 98983V AA4 and US98983VAA44, respectively; and the CUSIP and ISIN numbers for Unrestricted Global Securities other than SL Securities shall be 98983V AD8 and US98983VAD82, respectively.

On September 22, 2023, Additional Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the SL Securities that are Restricted Global Securities shall be 98983V AF3 and US98983VAF31, respectively; the CUSIP and ISIN numbers for the SL Securities that are Unrestricted Global Securities shall be 98983V AE6 and US98983VAE65, respectively.”

(c) The footnotes set forth on Page A-1 of the Form of Security annexed as Exhibit A to the Base Indenture are amended and restated as follows:

“1 This is included for SL Securities.

2 This is included for Global Securities.

SL Securities that are Restricted Global Securities shall bear CUSIP 98983V AB2 and ISIN US98983VAB27.

SL Securities that are Unrestricted Global Securities shall bear CUSIP 98983V AC0 and ISIN US98983VAC00.

Restricted Global Securities other than SL Securities shall bear CUSIP 98983V AA4 and ISIN US98983VAA44.

Unrestricted Global Securities other than SL Securities shall bear CUSIP 98983V AD8 and ISIN US98983VAD82.

Additional Securities that are SL Securities and Restricted Global Securities shall bear CUSIP 98983V AF3 and ISIN US98983VAF31.

Additional Securities that are SL Securities and Unrestricted Global Securities shall bear CUSIP 98983V AE6 and ISIN US98983VAE65.

3 This is included for Physical Securities.

4 This is included for Global Securities.

5 This is included for Physical Securities.

6 This is included for Global Securities.”

Section 2. Issuance of Additional Securities. On or about the date of this Supplemental Indenture, the Company shall issue Additional Securities in the aggregate principal amount of $150,000,000. Such Additional Securities shall be SL Securities that are Restricted Global Securities originally bearing CUSIP number CUSIP 98983V AF3.

Section 3. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile or portable document format shall be effective as delivery of a manually executed counterpart thereof.

Section 5. No Other Amendments. Except as expressly set forth herein, all other terms of the Base Indenture shall remain in full force and effect.

Section 6. Recitals. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the Company.

Section 7. Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Section 8. The Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, indemnities and immunities which it possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company only, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representation as to (i) the validity or sufficiency of this Supplemental Indenture or of the Notes, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for.

Section 9. Enforceability. The Company hereby represents and warrants that this Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ZUORA, INC.

By:	/s/ Todd McElhatton
Name:	Todd McElhatton
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name:	Bradley E. Scarbrough
Title:	Vice President